CONTACT:

                                   Marianne V. Pastor

                                   (703) 335-7800

                         FOR IMMEDIATE RELEASE



Williams Industries, Inc.

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Receipt of NASDAQ Notice

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     Manassas, VA. --- May 18, 2007 --- Williams Industries,

Inc., trading symbol "WMSI", today announced the receipt of

a letter from NASDAQ Listing Qualifications, stating that

the company would be delisted from the NASDAQ stock market

at the opening of business on May 23, 2007 if certain fees

were not paid.   Williams Industries, with the written

approval of the NASDAQ Compliance Department, had already

voluntarily delisted its stock from the NASDAQ and the

stock, as of May 16, is trading on the OTC.



     The company is in compliance with SEC regulations and

has filed all required SEC reports in a timely fashion.

The company considers the recent letter from the NASDAQ

Listing Qualifications' section to be part of a billing

dispute.



For additional information, call the company's

investor relation's office at (703) 335-7800.